UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

           Date of Report (Date of earliest reported): April 15, 2005

                           EUROWEB INTERNATIONAL CORP.
               (Exact name of registrant as specified in charter)

                           Delaware 1-1200 13-3696015
             (State or other jurisdiction (Commission (IRS Employer
               of incorporation) File Number) Identification No.)

                       1138 Budapest, Vaci ut 141. Hungary
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: +36-1-8897000

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):


/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 15, 2005, the Board of Directors of Euroweb International Corp. (the "Company") voted to appoint Moshe Schnapp as a director and as the President of the Company. There are no understandings or arrangements between Mr. Schnapp and any other person pursuant to which Mr. Schnapp was selected as a director. Mr. Schnapp presently does not serve on any Company committee. Mr. Schnapp may be appointed to serve as a member of a committee although there are no current plans to appoint Mr. Schnapp to a committee as of the date hereof. Mr. Schnapp does not have any other family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, except for negotiations with the Company's compensation committee regarding the compensation to be paid for Mr. Schnapp's services, in which Mr. Schnapp shall be compensated with stock options, Mr. Schnapp has never entered into a transaction, nor is there any proposed transaction, between Mr. Schnapp and the Company.

Moshe Schnapp, age 43, President and director of the Company since April 15, 2005 has worked in the construction and development industry for over fifteen years. Mr. Schnapp background covers all aspect of financial planning with project development, including, but not limited to, statistical research and analysis as applied before and during the project. Mr. Schnapp has acted in publicly traded companies both as director and as officer. Mr. Schnapp has experience in project management, cost accounting and supervising marketing from a financial point of view. Mr. Schnapp received a BA in economics and accounting from Haifa University in 1987, an MBA from Tel Aviv University in 1994 and he also holds doctorate degree in philosophy and a graduate degree in commercial and industrial economy from Pacific Western University. Mr. Schanpp is a licensed Certified Public Accountant in Israel. Mr. Schnapp served as director and CFO of Engel General Contractors LTD (symbol ENGEF) and later was appointed as CEO until January 1995. He served as CEO and Director of Genesis Construction LTD (symbol GDCUF) from February 1995 until June 1999. Since October 2000 until today he has been serving as director and president of American Realty Group, Inc. a private company. Mr. Schnapp is also director and officer of: AS Holdings LLC, Speedy the Plumber Inc, Bonanza Realty Inc, Bonanza Realty LLC, Glendon Advisors Inc, Van Nuys Plaza LLC, and few other private companies.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       EUROWEB INTERNATIONAL CORPORATION


                                        By:/s/ CSABA TORO
                                           --------------
                                        Name:  Csaba Toro
                                        Title: Chief Executive Officer

Date:       April 20, 2005
            Budapest, Hungary